Certification by the Chief Executive Officer
Of TransAKT Ltd.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of TransAKT Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Taifen Day, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2010

/s/ Taifen Day
Chief Financial Officer (principal financial officer and principal accounting officer)